UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 26, 2008

SHINE MEDIA ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52234	20-3086866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRA Employer Identification No.)

29 Level, Central Plaza, 381 Huai Hai Zhong Road Shanghai 200020 China	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-86-21- 6391-6188

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On December 26, 2008, Shine Media Acquisition Corp. (the “Company”) held a previously disclosed special meeting of its stockholders to consider and vote upon the following proposals.  The voting results for each proposal is also given below.

Proposal No. 1 - To adopt the securities purchase agreement, dated as of May 8, 2008, as amended, among the Company, Green China Resources, Inc., a company formed under the laws of the British Virgin Islands and the wholly owned subsidiary of the Company (“Green China”), China Greenscape Co., Ltd. (“China Greenscape”), and the holders of all the common stock of China Greenscape, and the transactions contemplated thereby (the “Business Combination”). Of the 8,210,304 votes cast by the stockholders on the proposal at the special meeting, 68,900 votes where cast in favor of the proposal, 8,141,404 votes were cast against the proposal and 0 votes were cast in abstention.

Proposal No. 2 - The merger of the Company with and into Green China, for the purposes of reincorporation and redomestication of the Company into the British Virgin Islands (the "Redomestication Merger"). Of the 8,210,304 votes cast by the stockholders on the proposal at the special meeting, 227,400 votes where cast in favor of the proposal, 7,887,404 votes were cast against the proposal and 95,500 votes were cast in abstention.

Proposal No. 3 - To adopt the Shine Media 2008 Performance Equity Plan. Of the 8,210,304 votes cast by the stockholders on the proposal at the special meeting, 2,028,333 votes where cast in favor of the proposal, 6,086,471votes were cast against the proposal and 95,500 votes were cast in abstention.

Proposal No. 4 – To approve the dissolution of the Company and adopt a proposed plan of liquidation in the event the Company has not received the requisite stockholder vote to approve the Business Combination with China Greenscape and the Redomestication Merger. Of the 8,210,304 votes cast by the stockholders on the proposal at the special meeting, 5,378,080 votes where cast in favor of the proposal, 2,825,224 votes were cast against the proposal and 7,000 votes were cast in abstention.

The Company did not receive the requisite stockholder vote to approve the Business Combination and the Redomestication Merger, and will not satisfy the closing conditions for the acquisition of China Greenscape, and was unable to consummate a business combination by December 27, 2008.  Pursuant to Proposal No. 4 and as set forth in the Company’s Certificate of Incorporation, the officers of the Company will proceed to take action to dissolve the Company and distribute the funds in the Company’s trust account to those stockholders holding shares of the Company’s common stock sold in the Company’s initial public offering. As stated in its prior disclosure, the process of dissolution will take time, and management cannot currently determine when it will commence distribution of the funds in the Company’s trust account.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHINE MEDIA ACQUISITION CORP.

Dated: December 29, 2008	By:	/s/ David Y. Chen
Name: David Y. Chen Title: Chief Executive Officer and President